Exhibit 10.1

                            Processing Pros, Inc.
                            8113 Meantmore Ave.
                            Las Vegas, NV   89117

April 1, 2009

Nevada Processing Solutions, Inc.
9646 Giddings
Las Vegas, NV  89148

Re:  Stock Lock-up Agreement

Gentlemen:

The undersigned, Processing Pros, Inc., a Nevada corporation, is the record owner of 872,690 shares of the callable and convertible preferred stock of Nevada Processing Solutions, Inc., a Nevada corporation, par value $0.001 per share, which can be converted to 8,726,900 common shares of Nevada Processing Solutions, Inc.

This lock up agreement adds a level of protection to the investors of Nevada Processing Solutions, Inc., a Nevada corporation. Therefore, for the benefit of Nevada Processing Solutions, Inc., and its investors, Processing Pros, Inc. has agreed lock-up their entire Nevada Processing Solutions, Inc. stock holdings as follows:

1. Processing Pros, Inc. shall not convert more than sixteen thousand eight hundred seventy-five (16,875) of its preferred stock into common stock each consecutive twelve (12) months for the next three (3) years. This conversion would equate to a conversion of no more than 168,750 common shares each year for the next three years. This restriction applies to the entire holdings (preferred and common stock) of Nevada Processing Solutions, Inc. held by Processing Pros, Inc.

2. No additional conversion can take place until Processing Pros, Inc. preferred shares represent a converted common stock ownership in Nevada Processing Solutions, Inc. of no more than ten percent (10%) of the total outstanding common shares in Nevada Processing Solutions. In other words, as long as Processing Pros, Inc. owns more than ten percent (10%) of the total outstanding common stock or preferred stock that can be converted to more than ten percent (10%) of the total outstanding common stock, the lock-up of their unconverted preferred shares applies.

3.  Processing Pros, Inc., acknowledges that Globex Transfer, LLC,
780 Deltona Blvd., Suite 202, Deltona, FL 32725, the transfer agent for
Nevada Processing Solutions, Inc., has been advised of the restrictions described herein and that any attempts by the undersigned to violate said restriction may result in legal action(s) by Nevada Processing Solutions, Inc.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Sincerely,

/s/ Leslie Biaggi
-----------------
Leslie Biaggi
President

cc: Globex Transfer, LLC


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